Exhibit 99.2

Company Name: Tidewater Inc. (TDW)

Event: Capital One Securities 2013 Energy Conference

Date: December 12, 2013

<<Pierre E. Conner, Analyst, Capital One Securities, Inc.>>

Very good. Our next presentation will be Tidewater offshore. Tidewater is the market leader in offshore supply vessels, with a global operational footprint, and the primary – where their strengths are, they have a fleet of over 300 vessels and 30 additional vessel commitments coming into the fleet. We’re very pleased to have two members of their team that we’ve known for quite a while, and have been coming to our conference since its inaugural event. And we have with us Jeff Platt, President and CEO; and Joe Bennett, the Executive Vice President and Chief Investor Relations Officer. Gentlemen, thank you all very much for being here.

I’m turning over first to – all right, very good. Joe, you’re up. Thank you.

<<Joseph M. Bennett, Chief Investor Relations Officer & Executive VP>>

Thank you, Pierre. I’m going to give this presentation today and Jeff asked me to do so. I’m the homegrown boy, so it’s an honor.

<<Pierre E. Conner, Analyst, Capital One Securities, Inc.>>

[Inaudible]

<<Joseph M. Bennett, Chief Investor Relations Officer & Executive VP>>

That’s right. You get my accent. But it is a pleasure to be here. It also keeps my streak alive. As Pierre said, they have had eight years of conference and this is my eighth year of presenting at this conference a and it really is an honor to do so. As most people lead off unfortunately with their forward-looking statement and disclaimer, but we’ll move on from there. I’m going to cover a few things in what you know to be a very short period of time, a 20 minute presentation sounds long, but it moves along pretty quickly.

Some key facts. One, for people that don’t know Tidewater and probably most people in the room do, but we pioneered this industry that we operate in by the Laborde Brothers back in the mid 1950s, that really invented the offshore drilling rig as we know it today and the offshore supply vessel as we know it today. Little different size and structure of the vessels, but – and thank God, both of those individuals are still alive and kicking in the New Orleans area and we’re very proud to be part of that family and tradition.

We have what we believe to be a best-in-class safety and compliance culture. This used to be and you’ll see our infamous snake slide that relates to safety in a second, because we don’t go anywhere without it, but we added compliance to this and when you’re a global operator, as we are, and have to adhere to, not only U.S. laws, Foreign Corrupt Practices Act and other laws, we have to do so in the 50 or 60 countries that we operate in around the world and that is quite an effort to make especially these days when everyone is looking over your shoulders and competitors are pointing fingers – well, they were doing it this way and that you have to have a best-in-class, we believe, compliance program, to make sure that you adhere to all local and global laws and we believe that we have some.

We were the first to extend ourselves and expand internationally. Unfortunately in a country today that we don’t operate in and that was Venezuela in the late 1950s, but we’re in over 50 countries around the world with about 8,000 employees, as this business has grown. We are the largest new OSV fleet in the industry, and Pierre, you know, because you’ve followed us for so long that wasn’t the case just a few years ago. In fact, some of our competitors would point and say, no, that’s the largest old vessel operator in the world. Well, that has been completely turned around and you’ll see that in a second.

We believe a good history overall, almost 60 years of existence of earnings growth and solid returns, and we are an EVA-based company, a return on capital based company. We’re a capital-intensive company that knows that we operate in a cyclical business where there will be good times and there will be bad times and we have to manage this business through those ups and down cycles. So, being smart in the allocation of your money, whether it be the bank, or our investors is very important to us and we think about it in that way.

Even though there’s always headwinds out there, we think that there is a very constructive fundamental backdrop to our business these days and you’ll see a slide that addresses that and still having spent almost $5 billion over the last 13 years, rebuilding our fleet, still have a balance sheet that most people, I think, in our industry would like to have.

We probably have a leverage that is as high as what it’s been in my 24 years with the company, but still one that is very under control and manageable through a peak or even a trough, if another one were to come. And we have taken advantage of that balance sheet by growing our business through the trough over the last four or so years. We’ve been able to buy some distressed assets. We acquired a nice North Sea, Norwegian-based fleet and also announced a month or so ago, our entree into the subsea business, which I’ll address in a second.

Our snake slide, for anyone that hasn’t seen it before, if you have seen it, it used to fill up the whole slide and it scared people away, so we reduced it down, but we take this seriously. This is one way that we apply our safety message and our initiative and priority given to safety globally. Operating with 8,000 people, 90 nationalities of people we employ in our company around the globe, speaking all kind of nationalities, everyone understands that picture, everyone understands the concept of holding that snake, operating in such a fashion where you don’t let the snake go, because it will bite you.

We operate in a business that, by its nature, is dangerous. We’re moving cargo; we’re on a moving platform, et cetera, and again, using this analogy works very, very well across all the countries and nationalities that we deal with. And we’re one of the few companies, while it’s amazing, over all my years where we have always used safety in these type presentations to lead off, now we’re hearing more and more company – other companies present safety, and usually talk about it, but very few put their statistics on a slide or on their website. I welcome you to go to our website and you’ll see what our accident rates are, et cetera, and to use that and look at others, and I think you’ll see more and more of that as time goes along.

The blue column is Tidewater on a total recordable incident rate basis, which is how our business kind of tracks this, has been improving over time. These are demands that are being made by our customer base and we’re very proud of the efforts that go into this and stack our record against any in our industry or even against some of these companies; the Dows, the Chevrons, the Exxons; that are well known for good safety performance.

I’m going to go through our slides and when I prepared for this, the people that have watched us over the years and seen this presentation go, it’s the same presentation over and over again, and they are mostly right. We charter boats globally for a business, it’s pretty straightforward and therefore, being able to present this adequately to the public, it really doesn’t change a whole lot. But, what I found and what I’ll do today is while I’m showing some of the same slides I showed last year, obviously updated, what happens is during the course of the year, we make many, many presentations like this on a weekly basis, a monthly basis and our business moves very slowly. So in each one of those, you go, well, it really didn’t change much from last month or much from the month before.

Well, as I go through this, I’ll do something a little different than I normally do where I do look back on, well, what did I present here at this podium last year, because it’s pretty amazing when you look back a full year and not just a month ago. So we talk about the drivers of our business, which is the working offshore rig count; jackups for the shallow water, floater market for the deepwater, and what they have done over time.

Now some of these are – they provide the info over the past year or so, and in this case, going all the way back to 2004. This drives our business. The reason our business is better today than it was a year ago or specifically two or three years ago is the rig count has improved. This 407 number of working jackups currently, that number was 354 last year, so 50 more jackups working today than one year ago. The floater market at 261 was at 244 last year.

So we have an increase – a total increase of about 70 rigs working today versus one year ago at this same time. It’s a big part of why our business is improving and you see where the prior peak was. So we are currently have more jackups working than at the prior peak and more floaters working than at the prior peak. So what does that mean? Again, look at this, three points in time and I won’t go through all these numbers, but the important line on this is the OSV to rig ratio. And you see it at the prior peak, at the trough a couple of years back and then currently, when that number of boat to rig ratio calculates to be four or less, then our business is very good, utilization is tight, day rates are escalating, and that’s where we were during last peak.

The opposite happened during the trough, and here we are today hovering right around that four mark. If you actually divvied that up into shallow water and deepwater, the answer would be the boat to rig ratio on deepwater is already well past that four and therefore utilization and day rates have already escalated and on shallow water not quite there yet.

So utilization for us is good; day rates haven’t started to escalate. It’s what we believe will come, especially when you consider that 249 rigs are under construction today, that number one ago was 199. And you always compare that backlog to the OSV backlog, is the boat business in general overbuilding to the rig backlog? Well, last year that 452 number of OSVs under construction a year ago was 441, almost an identical number. So we’ve had a nice growth in the rig backlog and a pretty consistent number on the OSV side; very good for our business as we head forward.

We do, do a what-if scenario without regard to and this isn’t meant to be a prediction by Tidewater as to what the rig count is going to be and I did this same thing last year, but if we just say half, approximately half of the 249 rigs that are under construction are delivered and are incremental. We know there’s old rigs out there, some old rigs will be pushed out, I think 50% is a very conservative number, all other things being equal in the world over the next several years, and I think I used a little reduction in the boat count.

Now, why do I do that? There’s about 700 old boats in the industry that I think are already – most of them are already gone, haven’t been accounted for yet by ODS-Petrodata, but are gone or will go, and I add in the 450 new ones, so we end up around 2,900 vessels and therefore a 3.5 boat to rig ratio, one that is – accommodates us and puts us in what has historically been a very, very good place again with only 50% of the current rigs under construction being incremental working rigs.

This is Tidewater’s boat count and the types of boats that we have in our fleet; deepwater vessels, towing supply/supply, which are our shallow water vessels, and then other vessels, which are crew boats, tugs, etc, and when they were delivered to market. So what we try to – the point on this is we don’t have many old boats left. You see very few. In fact, the exact numbers are 240 new boats in our fleet. New, as defined by ourselves, is when we began this program in the year 2000.

So in the last 13 years, we’ve added 240 vessels – new vessels into our fleet, average age of six years, and 27 old traditional vessels with an average age of about 27 years. Last year – one year ago, today, those numbers were 221 with a five and a half year life. One year later, so we’ve added almost 20 boats to the new boat count and 39 older boats. So we’ve reduced the older boats down by 12 and added more new boats, exactly what we will continue to do.

Here’s Tidewater’s world. We are spread around the globe very nicely. These are all our boots on the ground, all of our offices all over the world. And we divide our fleet for reporting purposes into four geographic segments and I’ll go through them in order of size. The largest is Sub-Saharan Africa and Europe, up and down the West Coast and East Coast of Africa and because of our recent this past summer’s acquisition of a Norwegian company with five or six boats, a few other North Sea type boats that we acquired recently, get us up to about 8 or 10 of those type vessels, but the majority of this whole geographic segment is in Sub-Saharan Africa. Very good market; a dominant market for Tidewater from a market share standpoint, with Angola being the largest single country presence in that group.

The Americas, where we used to report the domestic operations separately, we now group it as part of the Americas, so it includes the Gulf of Mexico activity, even a couple of boats on the West Coast, but the primary numbers that comprise the 63 vessels are in Mexico and Brazil, so big markets for us, big presence, and a long time presence in Latin, South and Central America.

The next area is MENA, Middle East-North Africa, with 44 vessels. We have a – from last year, well, I didn’t give it on the other two; MENA is one of the areas that’s really growing. In one year’s time, we have a net addition of seven vessels in that area, and we see that continuing to grow as the Middle East moves more offshore primarily in shallow water activity, but that’s a good growing market for us.

And then lastly, our Asia/Pac division and that’s an area that actually in the last year has reduced its size. That was an area that got hit hard by the jackup market. That one includes a very large geographic area of Southeast Asia and down to Australia, so a nice portfolio, as we call it, of classes of boats and geographies, so that we’re not too exposed in any one single area of the world. We still, with others and ourselves – talking about the Gulf of Mexico being as strong as it is, we still have some U.S. flag vessels that are operating outside of the U.S. that can return and we’ve already returned some. We have a few more that we can return if we’d like to.

So a quick look at our average day rates by those geographic segments and utilization. The only thing I’ll comment on here is, it’s really good that all of the top part of that slide, all the day rates in every region of the world are moving up and to the right. That’s the way you’d want it to go, and utilization, all is clustered in the 80% to 90% range. We can’t do much better. 90% is kind of maximum, practical utilization in our business given drydocking schedules and other necessary downtime. So we really like and don’t believe that our utilization can move up a whole lot more. The growth in our business and our earnings expansion will come from expanding day rates.

Here’s a historical view, we talked about a history of earnings and going from a $1 of earnings back in 2004 up to $8, historic highs in earnings for our company, back down again, through the trough and now circling around and heading upwards. While we don’t give guidance on earnings, when you look at the sell side and what they have for us again, with no comment from ourselves other than just stating it. It gets up next fiscal year, we are a March fiscal year-end, next fiscal year of fiscal 2015, the average is – consensus is about $5 to $6 of earnings. So nice expected growth in earnings.

A quick look at our vessel count, I talked about $5 billion having been invested in our fleet over the past 13 years. Here is the report card. 271 total vessels, 31 of those are still under construction. We have paid for most of this frankly out of internal cash flows, out of us selling our old boats and proceeds from the sales of those old boats, and some help from some banks and then some others. So again, a balance sheet, which you’ll see on the next slide that’s still well under control. And here is that quick balance sheet.

This is as of September 30. So a little bit of cash, debt at about $1.4 billion and a debt to cap of about 35%, we’ve been working toward a 30% to 35% range. Could it go higher? Yes, but it would be under an approach where we would return it back to 35% or less. We think that’s comfortable given our business environment and the operational risk that goes with our business, and still have a good amount of liquidity, $650 million through cash and our revolver, that provides us still opportunities to spend more money and expand our earnings stream.

I’ll leave you with just couple of slides, very quickly. Deepwater PSVs, the blue line is our average day rate, what has it done over the last five or six fiscal years and where are we today. We have 73 deepwater PSVs in the business. We have 23 more under construction.

So in the next year or two, this number should be about 100 or so deepwater PSVs and a rising rate. You see that the day rates are already have exceeded the prior peak day rates during our fiscal 2009 period and we see that continuing and a nice growth in the day rate and strong utilization.

On the shallow water side, as I mentioned before, a bit of a different story. One, just over 100 shallow water – new shallow water vessels and a day rate that has been largely flat over the past several years. That this is what we’re waiting for. As more jackups get delivered and we expect around 50 jackups to be delivered the remainder of this year and next year that it should force this utilization even higher for the global fleet of these sorts of assets and be able to push day rates up.

We announced a new subsea, our entry into the subsea and this is our new cool logo that goes with it and kind of a schematic of what it looks like. Six workclass ROVs; total investment of $30 million, this is new to the company. This is our beginnings into what is – what should be a big, big spend item, that being subsea and all of its different ways of spending and this is our way of beginning really in the subsea space. So we’re excited about this and look forward to growing that business as we gain experience.

I’ll leave you with our triangle that we’ve had and I’m right on time. This is what we think about constantly. When people ask about our strategy, it’s creating long-term shareholder value. We know we’re not the company for everyone. If you’re looking to buy and sell in three weeks, ours is a much broader horizon, capital-intensive.

So what we try to accomplish is three things at all times, deliver results, I think we’ve done that. Yeap, at times better and worse, but good returns. Maintain our financial strength, keep the balance sheet under control, because you don’t know when the troughs are going to come and keep that EVA mentality of a return on capital-based emphasis to work through the peaks and valleys in our business. So this is what we think about and how we run our business.

So with that, my time is up. Both Jeff and I will be at the breakout session and would welcome any questions there. Thank you, Pierre.